UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
__________________________________________
Date of Report
(Date of earliest event reported)

February 25, 2019

THE GAP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7562	94-1697231
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Folsom Street San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)
(415) 427-0100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 2.02.    Results of Operations and Financial Condition

On February 28, 2019, The Gap, Inc. (the “Company”) issued a press release announcing the Company’s earnings for the fourth quarter and fiscal year ended February 2, 2019. A copy of this press release is attached hereto as Exhibit 99.1.

Item 2.05.     Costs Associated with Exit or Disposal Activities

On February 28, 2019, the Company announced plans to restructure the specialty fleet and revitalize the Gap brand, including closing about 230 Gap specialty stores during fiscal 2019 and fiscal 2020.

During the two-year period, the Company expects to recognize estimated pre-tax costs between $250 million and $300 million related to the plans, the majority of which are expected to be cash expenditures for lease-related costs. The balance of the charges is expected to primarily include employee-related costs and the net impact of write-offs related to long-term assets and liabilities.

The Company believes these actions will drive a healthier specialty fleet and will serve as a more appropriate foundation for brand revitalization. The Company expects that the actions will be substantially completed by the end of the Company’s 2020 fiscal year ending January 30, 2021, and are expected to result in annualized pre-tax savings of about $90 million beginning in fiscal 2021.

This disclosure contains forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Forward-looking statements include statements regarding annualized savings and restructuring costs from, and the timing of, these measures. These forward-looking statements involve risks and uncertainties, and there are important factors that could cause the estimated future impact of these annualized savings and restructuring costs to differ materially from the forward-looking statements, including without limitation, the risk that subsequent unanticipated events, including unanticipated costs, may occur in connection with these measures. Additional information regarding factors that could cause results to differ can be found in our Annual Report on Form 10-K for the fiscal year ended February 3, 2018, and our subsequent filings with the U.S. Securities and Exchange Commission, all of which are available on gapinc.com.

Item 7.01.     Regulation FD Disclosure.

On February 26, 2019, the Company issued a press release announcing a new $1 billion share repurchase authorization, and its intent to maintain its annual dividend for 2019. A copy of this press release is attached hereto as Exhibit 99.4.

On February 28, 2019, the Company issued a press release announcing that its Board of Directors has approved a plan to separate the Company into two independent publicly-traded companies: Old Navy and a yet-to-be-named company, which will consist of Gap, Athleta, Banana Republic, Intermix and Hill City. The transaction is subject to certain conditions, including final approval by the Company’s Board of Directors, receipt of a tax opinion from counsel, and the filing and effectiveness of a registration statement with the U.S. Securities and Exchange Commission. A copy of the press release is attached hereto as Exhibit 99.5.

A table outlining historical comparable sales of the Company and by global brand is attached hereto as Exhibit 99.2. Supplemental slides referenced during the Company's fourth quarter earnings call on February 28, 2019 are attached hereto as Exhibit 99.3.

Item 9.01.    Financial Statements and Exhibits

99.1	Press Release dated February 28, 2019 announcing the Company’s earnings for the fourth quarter and fiscal year ended February 2, 2019.

99.2	Historical comparable sales.

99.3	Supplemental slides provided in connection with the Company's fourth quarter 2018 earnings call.
99.4	Press Release dated February 26, 2019 announcing share repurchase authorization and annual dividend plan.
99.5	Press Release dated February 28, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GAP, INC.
(Registrant)

Date: February 28, 2019	By:	/s/ Teri List-Stoll
Teri List-Stoll
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated February 28, 2019 announcing the Company’s earnings for the fourth quarter and fiscal year ended February 2, 2019.

99.2	Historical comparable sales.

99.3	Supplemental slides provided in connection with the Company's fourth quarter 2018 earnings call.

99.4	Press Release dated February 26, 2019 announcing share repurchase authorization and annual dividend plan.

99.5	Press release dated February 28, 2019.